Exhibit 10.6(b)

AMENDMENT NO. 1 TO ETHANOL STORAGE AND THROUGHPUT AGREEMENT

THIS AMENDMENT NO. 1 TO ETHANOL STORAGE AND THROUGHPUT AGREEMENT (this “Agreement”), is entered into as of January 4, 2016, and effective as of January 1, 2016 (the “Effective Date”), by and between Green Plains Ethanol Storage LLC (the “Operator”) and Green Plains Trade Group LLC (the “Customer”).  Customer and Operator are sometimes referred to in this Agreement as the “Parties” and individually as a “Party.”

WHEREAS, Operator wishes to amend the Ethanol Storage and Throughput Agreement effective July 1, 2015, between the Parties (the “Agreement”) on the terms and conditions set forth herein. Terms used herein not defined herein shall have the meaning set forth in the Agreement;

WHEREAS, Operator now owns, operates and maintains 14 ethanol storage terminals as described on Exhibit G (each such terminal, a “Terminal” and collectively, the “Terminals”) at 14 ethanol plants described in Exhibit H which provide handling storage and throughput of denatured, fuel grade ethanol and have an aggregate shell capacity of 31.79 million gallons, which allows Operator to (a) receive deliveries of ethanol from various receipt point(s) from Customer’s Ethanol Production Facilities (as defined herein), (b) to store ethanol, (c) redeliver and load ethanol at various loading and/or delivery point(s), and (d) redeliver ethanol via pipeline to various other delivery points;

NOW, THEREFORE, in consideration of the mutual premises of the parties and covenants and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Section 1.f. of the Agreement is hereby replaced in its entirety with the following:

f.Minimum Throughput Capacity: Operator will provide an aggregate throughput capacity at the Terminals for Customer each calendar quarter in the amount of 290 million U.S. gallons (the “Minimum Throughput Capacity”), such volumes to be allocated among each of the Terminals as described in Exhibit G (each Terminal’s allocated portion, the “Specified Terminal Throughput Capacity”).  Customer will exclusively deliver to the Terminals all of the ethanol produced by the Ethanol Production Facilities; provided, however, this obligation shall not prevent Customer from delivering up to a maximum of 2% of alcohol and non-transportation fuels to other terminal facilities. Customer shall have the right to deliver up to the Minimum Throughput Capacity (on a system-wide basis) to the Terminals each calendar month during the term subject to all other terms and conditions in this Agreement, on a take-or-pay basis.  Customer may have additional Product available to ship during a calendar quarter and will notify Operator of such Product availability using the Nomination and Scheduling Procedures set forth in Exhibit B.  Operator will use its best efforts to accommodate additional Product at a Terminal over and above the Specified Terminal Throughput Capacity; provided, however, that if the storage capacity at any of the Terminals is insufficient to maintain storage for at least six days of the expected production of the Customer’s Ethanol Production Facility adjacent to such Terminal, Customer and Operator will negotiate the terms of providing service above such level, including the potential construction of additional capacity.

2.Section 2.a. of the Agreement is hereby replaced in its entirety with the following:

a.MTVC: For each calendar quarter during the Term, Customer shall be obligated to tender for delivery to the Terminals and to nominate Customer Product for delivery, a minimum volume of 246.5 million gallons of Customer Product (the “Minimum Throughput Volume Commitment” or “MTVC”), such volumes to be allocated among each of the Terminals as described in Exhibit G (the “Terminal Throughput Volume Commitment” or “TTVC”).

3.Exhibits G and H are replaced in their entirety with the Exhibits G and H attached hereto and incorporated herein by reference.

4.Section 17 of the Agreement is hereby replaced in its entirety with the following:

17.Amendment and Waiver.  Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against either party unless such modification, amendment or waiver is approved in writing and countersigned by each party hereto.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.  The addition of any person as a party to this Agreement shall not constitute a modification or amendment to any provision of this Agreement. The parties may amend the Agreement with just the addition of an additional Exhibit G and Exhibit H, signed by the Parties, when Operator has added storage capacity for which Customer has agreed to use Operator to provide storage and throughput services pursuant to the terms hereof.

 [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

OPERATOR: GREEN PLAINS ETHANOL STORAGE LLC

Signature:	/s/ Jerry L. Peters
Print Name:	Jerry L. Peters
Title:	Chief Financial Officer

CUSTOMER: GREEN PLAINS TRADE GROUP LLC

Signature:	/s/ Jerry L. Peters
Print Name:	Jerry L. Peters
Title:	Chief Financial Officer

EXHIBIT G
TERMINAL DESCRIPTION

Location/Terminals	Minimum Throughput (mmg per calendar quarter)	Ethanol Storage Capacity (mmg)	Tank Bottoms (in gallons)
Atkinson, Nebraska	9.38	2.074	363,000
Bluffton, Indiana	27.90	3.000	277,170
Central City, Nebraska	22.75	2.250	300,000
Fairmont, Minnesota	21.56	3.124	275,000
Hereford, Texas	21.25	4.406	642,600
Hopewell, Virginia	12.75	.761	166,600
Lakota, Iowa	18.75	2.500	300,000
Obion, Tennessee	27.96	3.000	250,000
Ord, Nebraska	11.00	1.550	150,000
Otter Tail, Minnesota	9.75	2.000	250,000
Riga, Michigan	13.95	1.239	190,000
Shenandoah, Iowa	15.11	1.524	150,000
Superior, Iowa	11.10	1.238	228,000
Wood River, Nebraska	23.29	3.124	280,000

EXHIBIT H
ETHANOL PRODUCTION FACILITIES

Ethanol Production Plant Location
Atkinson, Nebraska
Bluffton, Indiana
Central City, Nebraska
Fairmont, Minnesota
Hereford, Texas
Hopewell, Virginia
Lakota, Iowa
Obion, Tennessee
Ord, Nebraska
Otter Trail, Minnesota
Riga, Michigan
Shenandoah, Iowa
Superior, Iowa
Wood River, Nebraska